UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 18, 2006, the Amended and Restated By-Laws of IDT Corporation (the “Company”) were amended and restated to amend Article III, Sections 1 & 2 to (i) remove different classes of directors serving on the Company’s Board of Directors and (ii) change the terms of directors serving on the Company’s Board of Directors from three years to one year. Every director will now hold office until the next occurring annual meeting of stockholders or until the director’s earlier death or incapacity, resignation, retirement, disqualification or removal from office. The foregoing description of changes to the Company’s By-Laws is qualified in its entirety by reference to the text of the Company’s Second Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Second Amended and Restated By-Laws of IDT Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: April 19, 2006	By:	/s/ James A. Courter
James A. Courter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws of IDT Corporation

4